UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 23, 2010
DUNCAN ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-33266	20-5639997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1100 Louisiana, 10th Floor
Houston, Texas 77002
(Address of Principal Executive Offices, including Zip Code)
(713) 381-6500
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On February 23, 2010, the Audit, Conflicts and Governance Committee (the “Committee”) of the board of directors (the “Board”) of DEP Holdings, LLC, the general partner (the “General Partner”) of Duncan Energy Partners L.P. (the “Partnership”), approved new forms of (i) Option Grant (Exhibit 10.2 hereto), (ii) Employee Restricted Unit Grant (Exhibit 10.3 hereto) and (iii) Non-Employee Director Unit Grant (Exhibit 10.4 hereto) under the 2010 Restated Plan (as defined below).
Item 8.01. Other Events.
     On February 23, 2010, the Committee also approved the 2010 Duncan Energy Partners L.P. Long-Term Incentive Plan (Amended and Restated February 23, 2010) (the “2010 Restated Plan”). The 2010 Restated Plan was amended and restated to clarify that the Committee shall have the discretion to establish forfeiture provisions and restrictions on transferability, if any, of restricted unit grants. A copy of the 2010 Restated Plan reflecting these changes is filed as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	2010 Duncan Energy Partners L.P. Long-Term Incentive Plan (Amended and Restated February 23, 2010).

10.2	Form of Option Grant Award under the 2010 Duncan Energy Partners L.P. Long-Term Incentive Plan.

10.3	Form of Employee Restricted Unit Grant Award under the 2010 Duncan Energy Partners L.P. Long-Term Incentive Plan.

10.4	Form of Non-Employee Director Restricted Unit Grant Award under the 2010 Duncan Energy Partners L.P. Long-Term Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNCAN ENERGY PARTNERS L.P.
	By:	DEP Holdings, LLC,
its General Partner

Date: February 26, 2010	By:	/s/ Michael J. Knesek
		Name:	Michael J. Knesek
		Title:	Senior Vice President, Controller and Principal Accounting Officer of DEP Holdings, LLC

Exhibit Index

Exhibit No.	Description

10.1	2010 Duncan Energy Partners L.P. Long-Term Incentive Plan (Amended and Restated February 23, 2010).

10.2	Form of Option Grant Award under the 2010 Duncan Energy Partners L.P. Long-Term Incentive Plan.

10.3	Form of Employee Restricted Unit Grant Award under the 2010 Duncan Energy Partners L.P. Long-Term Incentive Plan.

10.4	Form of Non-Employee Director Restricted Unit Grant Award under the 2010 Duncan Energy Partners L.P. Long-Term Incentive Plan.